UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2009

Dollarama Group L.P.

Dollarama Group Holdings L.P.

(Exact name of registrants as specified in their charters)

Quebec, Canada	333-134550 333-143444	Not Applicable
(State or other jurisdiction of incorporation or organization)	Commission File Numbers:	(I.R.S. Employer Identification No.)

5805 Royalmount Avenue

Montreal, Quebec H4P 0A1

(Address of Principal Executive Offices, Zip Code)

Registrants’ telephone number, including area code (514) 737-1006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

As previously announced, Dollarama Group L.P. (“Group L.P.”) and Dollarama Corporation elected to redeem all of their outstanding $200 million principal amount 8.875% Senior Subordinated Notes on November 17, 2009 (the “Redemption Date”) at a price of 104.438% of the principal amount of the notes, plus accrued and unpaid interest to the Redemption Date. The notes were redeemed in full on the Redemption Date and the Indenture dated August 12, 2005 by and among Group L.P., Dollarama Corporation and U.S. Bank National Association, as trustee, under which the notes were issued was discharged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLARAMA GROUP L.P.

DOLLARAMA GROUP HOLDINGS L.P.

By: Dollarama Group GP Inc., general partner

By:	/S/ LARRY ROSSY
Name:	Larry Rossy
Title:	Chief Executive Officer

Date: November 17, 2009